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                                                                EXHIBIT 10.46
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                 AMENDMENT, dated July 31, 1995 to the Distribution Agreement, dated June 14, 1991, as amended by Amendment dated January 26, 1994 and Amendment dated March 29, 1995 (the "Distribution Agreement"), between INTERFERON SCIENCES, INC., a Delaware corporation with an office at 783 Jersey Avenue, New Brunswick, New Jersey 08901 ("ISI"), and PURDUE PHARMA L.P., a Delaware limited partnership with an office at 100 Connecticut Avenue, Norwalk, Connecticut 06850-3590 ("Purdue Pharma"),

                             W I T N E S S E T H :

                 WHEREAS, the parties wish to amend the Distribution Agreement subject to the provisions of Section 3 hereof;

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties agree as follows:

                 1. Defined Terms. Capitalized terms used herein without definition shall have the same respective meanings as provided in the Distribution Agreement.

                 2. Amendment and Supplement. Subject to the provisions of Section 3 hereof, the Distribution Agreement shall be amended and supplemented effective as of the Offering Completion Date (as defined in Section 3 below) as follows:



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                          (a)     Section 1.  Effective as of the Offering
Completion Date, the following definitions shall be added to Section 1 of the Distribution Agreement in the appropriate alphabetical order:

                          "Cumulative Difference" has the meaning set forth in
Section 6(g) hereof.

                          "Option Assets" has the meaning set forth in Section
20 hereof.

                          "Post-July 31, 1995 Inventory" shall mean inventory
of Alferon N Injection purchased or otherwise acquired by Purdue Pharma on or after July 31, 1995 including inventory of Alferon N Injection ordered on or prior to July 31, 1995 but delivered to Purdue Pharma on or after July 31, 1995.

                          "Pre-July 31, 1995 Inventory" shall mean inventory of
Alferon N Injection purchased or otherwise acquired by Purdue Pharma from ISI prior to July 31, 1995, but excluding inventory of Alferon N Injection ordered on or prior to July 31, 1995 but delivered to Purdue Pharma on or after July 31, 1995.

                          "$25 Termination Date" has the meaning set forth in
Section 6(g) hereof.

                          (b)     Section 2.  Effective as of the Offering
Completion Date, Section 2 of the Distribution Agreement shall be amended as follows:


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                          (i)     Section 2(a).  Effective as of the Offering
Completion Date, the last sentence of Section 2(a) shall be deleted from the Distribution Agreement, and the following new sentence shall be added to the end of Section 2(a): "Purdue Pharma agrees to use its best efforts to sell Products in the Territory during the term of this Agreement; it being understood, however, that ISI confirms and agrees that Purdue Pharma has used its best efforts to sell Products in the Territory from the date this Agreement commenced through and including July 31, 1995, and ISI hereby further confirms and agrees that Purdue Pharma shall have satisfied its obligation to use its best efforts to sell Products in the Territory from and after July 31, 1995 so long as Purdue Pharma continues to follow its marketing program as in effect on July 31, 1995."

                          (ii)    Section 2(b).  Effective as of the Offering
Completion Date, the penultimate sentence of Section 2(b) shall be deleted from the Distribution Agreement, and the following new sentence shall replace such deleted sentence: "The minimum Total Sales for the first Annual Period shall be zero, the minimum Total Sales for the second and third Annual Periods shall be $900,000 and $1,350,000, respectively, and the minimum Total Sales for the fourth and fifth Annual Periods and for each Annual Period thereafter shall be $1,800,000."





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                          (c)     Section 6.  Effective as of the Offering
Completion Date, the Distribution Agreement shall be amended and supplemented by adding the following new subsection (g) to the end thereof:

                                  "(g)  Anything in this Agreement or otherwise
to the contrary notwithstanding, from July 31, 1995 until the $25 Termination Date (as defined below), Purdue Pharma shall have the right to purchase from ISI, and ISI shall have the obligation to sell to Purdue Pharma, Products at a cost to Purdue Pharma of $25 per Vial payable upon delivery to Purdue Pharma. Each such Vial shall have a shelf life from the date of delivery to Purdue Pharma of 18 months less FDA clearance time, quality assurance and quality control time; provided, however, that in no event shall such shelf life be less than 17 months. From July 31, 1995 until the $25 Termination Date, each time Purdue Pharma purchases Vials from ISI at a cost of $25 per Vial, ISI shall (i) calculate the price per Vial that ISI would otherwise have been entitled to charge Purdue Pharma for Vials pursuant to the then applicable provisions of this Section 6 if the $25 purchase price were not in effect, (ii) for each Vial purchased by Purdue Pharma at a cost of $25 per Vial, maintain a written record of the cumulative difference between the price per Vial calculated pursuant to clause (i) of this sentence and $25 (the "Cumulative Difference"), and (iii) promptly provide a copy of the





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written record described in clause (ii) of this sentence to Purdue Pharma each time ISI updates such written record. At such time as the Cumulative Difference equals $2,529,133, Purdue Pharma's right to purchase from ISI, and ISI's obligation to sell to Purdue Pharma, Products at a cost to Purdue Pharma of $25 per Vial shall terminate (the "$25 Termination Date"), and thereafter the price per Vial shall be determined pursuant to the then applicable provisions of this Section 6."

                          (d)     Section 9.  Effective as of the Offering
Completion Date, Section 9(b)(vii) shall be deleted from the Distribution Agreement in its entirety, and the following references to Section 9(b)(vii) shall be deleted from the Distribution Agreement: (i) the words "Subject to
Section 9(b)(vii) of this Agreement" shall be deleted from the third to last sentence of Section 6(aa) of the Distribution Agreement, (ii) the words "or its right under Section 9(b)(vii) of this Agreement" and "or ISI's right under
Section 9(b)(vii) of this Agreement" shall be deleted from the first sentence of Section 9(b)(v) of the Distribution Agreement and (iii) the words "or its right under Section 9(b)(vii) of this Agreement" shall be deleted from Section 9(b)(vi) of the Distribution Agreement.

                          (e)     Section 20.  Effective as of the Offering
Completion Date, the Distribution Agreement shall be amended and supplemented by deleting in its entirety





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Section 20 of the Distribution Agreement and replacing it with the following new Section 20.

                          "20.    ISI's Option.  (a)  ISI shall have the right
during the period commencing on July 31, 1995 and ending on December 31, 1996 to acquire all of the assets of Purdue Pharma used exclusively in its Alferon N Injection business, including, without limitation, Pre-July 31, 1995 Inventory, marketing material, artwork, printing plates, data and copyrighted material (the "Option Assets") and to terminate this Agreement, except that Sections 10(b), 11 and 12(a), (b), (c) and (d) of this Agreement shall survive any such termination. In the event that ISI elects to exercise the right described in the preceding sentence, ISI shall give Purdue Pharma at least five days' prior written notice of the date on which ISI intends to acquire the Option Assets and to terminate this Agreement, and ISI shall acquire the Option Assets and this Agreement shall terminate (except as to those surviving provisions listed above) as of the date specified in such notice provided that such date is on or before December 31, 1996.

                          (b)     If ISI so elects, Purdue Pharma shall continue
marketing Alferon N Injection for a period of time immediately following the termination of this Agreement (not to exceed six months). The cost of any Vials purchased by Purdue Pharma from ISI during such marketing period following the termination date shall be $45 per Vial,





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payable $35 upon delivery to Purdue Pharma and $10 upon sale by Purdue Pharma.
If, at the end of such marketing period following the termination date, Purdue Pharma has remaining Post-July 31, 1995 Inventory, ISI shall promptly purchase such Post-July 31, 1995 Inventory from Purdue Pharma at the price of (i) $35 per Vial with respect to Vials purchased by Purdue Pharma after the termination of this Agreement and (ii) the contract price per Vial calculated pursuant to
Section 6(a) of this Agreement with respect to Vials purchased prior to the termination of this Agreement. If ISI does not elect to have Purdue Pharma continue to market Alferon N Injection for up to six months following the termination of this Agreement, ISI shall purchase on the termination date Purdue Pharma's Post-July 31, 1995 Inventory remaining on the termination date at the contract price per Vial calculated pursuant to Section 6(a) of this Agreement."

                 3. EFFECTIVE DATE OF AMENDMENT. THIS AMENDMENT SHALL ONLY BE EFFECTIVE IF AND WHEN ISI OBTAINS BETWEEN JULY 31, 1995 AND AUGUST 31, 1995 (THE "OFFERING COMPLETION DATE") $7,800,000 OR MORE IN GROSS PROCEEDS TO ISI FROM ISI'S CURRENTLY PROPOSED UNDERWRITTEN REGISTERED PUBLIC OFFERING OF SHARES OF ISI'S COMMON STOCK. ISI REPRESENTS AND WARRANTS TO, AND COVENANTS WITH, PURDUE PHARMA THAT THE NET PROCEEDS OBTAINED BY ISI PURSUANT TO THE PRECEDING





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SENTENCE WILL ONLY BE USED FOR THE FOLLOWING PURPOSES:  RESEARCH, DEVELOPMENT
AND CLINICAL TRIALS OF ISI'S PRODUCTS, REPAYMENT OF INDEBTEDNESS, WORKING CAPITAL AND GENERAL CORPORATE PURPOSES; IT BEING UNDERSTOOD THAT ISI SHALL ALLOCATE A PORTION OF SUCH PROCEEDS TO THE OPERATION OF ITS MANUFACTURING FACILITY IN SUCH AMOUNT AS SHALL BE NEEDED TO ENABLE ISI TO CONTINUOUSLY SUPPLY VIALS TO PURDUE PHARMA PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF SECTION 6(G) HEREOF; AND, IT BEING FURTHER UNDERSTOOD THAT ISI SHALL NOT REPAY MORE THAN $1,600,000 OF ITS INDEBTEDNESS FROM THE PROCEEDS OF SUCH PUBLIC OFFERING PLUS ANY ADDITIONAL ADVANCES (NOT TO EXCEED $500,000) INCURRED AFTER THE DATE HEREOF. IF ISI FAILS TO OBTAIN $7,800,000 OR MORE ON OR BEFORE THE OFFERING COMPLETION DATE, THIS AMENDMENT SHALL BE NULL AND VOID, AND THE DISTRIBUTION AGREEMENT AND ALL PROVISIONS THEREOF SHALL CONTINUE IN FULL FORCE AND EFFECT AS IF THIS AMENDMENT HAD NEVER EXISTED.

                 4.       Miscellaneous.

                          (a)     Except as expressly provided in Sections 2 and
3 of this Agreement, the Distribution Agreement and all provisions therein shall continue in full force and effect without any modification or amendment.

                          (b)     This Amendment may be executed in
counterparts, each of which when so executed and delivered





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shall constitute an original and all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment the day and year first above written.

                                                  INTERFERON SCIENCES, INC.

                                                  By___________________________
                                                    Title:  Vice President

                                                  PURDUE PHARMA L.P.

                                                  By:  Purdue Pharma Inc.,
                                                       its general partner
                                                  By___________________________
                                                    Title:  Vice President






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